EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Sweetgreen, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14 day of February 2023.

/s/ Nicolas Jammet Nicolas Jammet

NICOLAS JAMMET REVOCABLE TRUST U/T/A
DATED OCTOBER 7, 2016

/s/ Nicolas Jammet By: Nicolas Jammet, Trustee

NICOLAS H. JAMMET 2014 GRAT

/s/ Patrick Jammet By: Patrick Jammet, Trustee

JAMMET DESCENDANTS TRUST U/T/A DATED
SEPTEMBER 3, 2021; J.P. MORGAN
TRUST COMPANY OF DELAWARE, TRUSTEE

By:	/s/ Troy Ferri
Name: JP Morgan Trust Company of Delaware
Title: Trustee
Its: Vice President